Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2016 Fiscal Third Quarter Results

BEDFORD, MA, September 28, 2016 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced results for its fiscal third quarter ended August 31, 2016.

Revenue was $102.0 million during the quarter compared to $94.6 million in the same quarter last year, a year over year increase of 8% on an actual currency basis and 9% on a constant currency basis. On a non-GAAP basis, revenue was $102.4 million during the quarter compared to $100.7 million in the same quarter last year, an increase of 2% on an actual currency basis and 3% on a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal third quarter of 2016:

•	Revenue was $102.0 million compared to $94.6 million in the same quarter in fiscal year 2015;

•	Income from operations was $13.6 million compared to $8.6 million in the same quarter last year;

•	Net income was $7.6 million compared to a net loss of $4.1 million in the same quarter last year;

•	Diluted earnings per share was $0.15 compared to a diluted loss per share of $0.08 in the same quarter last year; and

•	Cash from operations was $19.7 million compared to $19.3 million in the same quarter last year.

On a non-GAAP basis in the fiscal third quarter of 2016:

•	Revenue was $102.4 million compared to $100.7 million in the same quarter last year;

•	Income from operations was $32.0 million compared to $31.7 million in the same quarter last year;

•	Operating margin was 31%, unchanged from the same quarter last year;

•	Net income was $21.6 million compared to $20.0 million in the same quarter last year;

•	Diluted earnings per share was $0.44 compared to $0.39 in the same quarter last year; and

•	Adjusted free cash flow was $19.1 million compared to $18.8 million in the same quarter last year.

Phil Pead, CEO at Progress, said, "Our third quarter was highlighted by a strong performance from our Data Connectivity and Integration segment, along with healthy maintenance renewals for both OpenEdge and our Telerik solutions, and solid cash flows.  We’re looking forward to a strong fourth quarter, and the upcoming release of our DigitalFactory solutions will provide us with additional growth opportunities for the future."

Other fiscal third quarter 2016 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $232.7 million at the end of the quarter;

•	DSO was 49 days, compared to 54 days in the fiscal third quarter of 2015; and

•
Under the previously announced authorization by the Board of Directors to repurchase up to $200 million of shares of common stock, Progress repurchased 0.4 million shares for $11.5 million during the fiscal third quarter of 2016.

Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2016 and the fourth fiscal quarter ending November 30, 2016:

(In millions, except percentages and per share amounts)	FY 2016 GAAP	FY 2016 Non-GAAP	Q4 2016 GAAP	Q4 2016 Non-GAAP
Revenue	$410 - $413	$412 - $415	$122 - $125	$123 - $126
Diluted earnings per share	$0.61 - $0.63	$1.57 - $1.60	$0.25 - $0.28	$0.55 - $0.58
Operating margin	15%	30%	*	*
Adjusted free cash flow	$88 - $93	$85 - $90	*	*
Effective tax rate	45%	32%	*	*
*We do not provide guidance for this financial measure.

Progress' fiscal 2016 financial guidance is based on current exchange rates. The negative currency translation impact on Progress' fiscal year 2016 business outlook compared to 2015 exchange rates is approximately $5.0 million on GAAP and non-GAAP revenue and $0.04 on GAAP and non-GAAP diluted earnings per share. The negative currency translation impact on Progress' fiscal Q4 2016 business outlook compared to 2015 exchange rates is approximately $0.3 million on GAAP and non-GAAP revenue and $0.01 on GAAP and non-GAAP diluted earnings per share. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal third quarter of 2016 will be broadcast live at 5:00 p.m. ET on Wednesday, September 28, 2016 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-591-4951, pass code 4374563. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, impairment of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik AD ("Telerik") that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. We acquired Telerik on December 2, 2014. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we (and Telerik) have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Impairment of acquired intangibles - In the current period, we exclude an impairment charge applicable to acquired intangible assets because such expense distorts trends and is not part of our core operating results. Such impairment charges are inconsistent in amount and frequency and we believe that eliminating these amounts, when significant and not reflective of ongoing business and operating results, facilitates a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•
Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above. In addition, in the current period, we adjusted our income tax provision to remove from non-GAAP income the positive impact of an out-of-period adjustment recorded to the income tax provision during the fiscal second quarter of 2016.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the recent Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) is a global leader in application development, empowering the digital transformation organizations need to create and sustain engaging user experiences in today's evolving marketplace. With offerings spanning web, mobile and data for on-premise and cloud environments, Progress powers startups and industry titans worldwide, promoting success one customer at a time. Learn about Progress at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2016	August 31, 2015	% Change	August 31, 2016	August 31, 2015	% Change
Revenue:
Software licenses	$33,624	$31,840	6%	$86,366	$85,794	1%
Maintenance and services	68,394	62,797	9%	201,251	179,042	12%
Total revenue	102,018	94,637	8%	287,617	264,836	9%
Costs of revenue:
Cost of software licenses	1,424	1,441	(1)%	4,139	4,526	(9)%
Cost of maintenance and services	11,825	9,612	23%	33,217	31,174	7%
Amortization of acquired intangibles	3,940	4,079	(3)%	11,818	12,805	(8)%
Total costs of revenue	17,189	15,132	14%	49,174	48,505	1%
Gross profit	84,829	79,505	7%	238,443	216,331	10%
Operating expenses:
Sales and marketing	29,852	30,004	(1)%	88,648	92,607	(4)%
Product development	21,706	20,422	6%	65,800	65,533	—%
General and administrative	11,411	14,076	(19)%	36,055	42,065	(14)%
Amortization of acquired intangibles	3,186	3,186	—%	9,556	9,559	—%
Impairment of intangible assets	5,051	—	100%	5,051	—	100%
Restructuring (credits) expenses	(36)	2,561	(101)%	229	8,715	(97)%
Acquisition-related expenses	53	662	(92)%	449	3,180	(86)%
Total operating expenses	71,223	70,911	—%	205,788	221,659	(7)%
Income (loss) from operations	13,606	8,594	58%	32,655	(5,328)	713%
Other expense, net	(1,288)	(1,165)	11%	(4,474)	(1,258)	256%
Income (loss) before income taxes	12,318	7,429	66%	28,181	(6,586)	528%
Provision (benefit) for income taxes	4,742	11,555	(59)%	10,114	(7,256)	(239)%
Net income (loss)	$7,576	$(4,126)	284%	$18,067	$670	2,597%

Earnings per share:
Basic	$0.16	$(0.08)	300%	$0.36	$0.01	3,500%
Diluted	$0.15	$(0.08)	288%	$0.36	$0.01	3,500%
Weighted average shares outstanding:
Basic	48,611	50,120	(3)%	49,765	50,377	(1)%
Diluted	49,135	50,120	(2)%	50,310	51,117	(2)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	August 31, 2016	November 30, 2015
Assets
Current assets:
Cash, cash equivalents and short-term investments	$232,684	$241,279
Accounts receivable, net	55,758	66,459
Other current assets	20,521	15,671
Total current assets	308,963	323,409
Property and equipment, net	50,778	54,226
Goodwill and intangible assets, net	457,781	484,098
Other assets	15,257	15,390
Total assets	$832,779	$877,123
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$53,508	$65,314
Current portion of long-term debt	13,125	9,375
Short-term deferred revenue	129,354	125,227
Total current liabilities	195,987	199,916
Long-term deferred revenue	8,529	8,844
Long-term debt	123,750	135,000
Other long-term liabilities	9,934	10,899
Shareholders’ equity:
Common stock and additional paid-in capital	237,136	227,930
Retained earnings	257,443	294,534
Total shareholders’ equity	494,579	522,464
Total liabilities and shareholders’ equity	$832,779	$877,123

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Cash flows from operating activities:
Net income	$7,576	$(4,126)	$18,067	$670
Depreciation and amortization	9,887	10,115	29,796	31,610
Stock-based compensation	5,779	6,537	19,009	18,812
Other non-cash adjustments	2,803	5,606	3,780	(19,800)
Changes in operating assets and liabilities	(6,395)	1,125	(1,742)	45,896
Net cash flows from operating activities	19,650	19,257	68,910	77,188
Capital expenditures	(1,127)	(1,952)	(3,744)	(7,740)
Issuances of common stock, net of repurchases	(10,832)	4,103	(63,340)	(22,409)
Payments for acquisitions	—	—	—	(246,275)
Proceeds from the issuance of debt, net of payments of principle and debt issuance costs	(1,875)	(1,955)	(7,500)	142,588
Proceeds from divestitures, net	—	—	—	4,500
Other	(2,241)	(270)	(2,921)	(12,816)
Net change in cash, cash equivalents and short-term investments	3,575	19,183	(8,595)	(64,964)
Cash, cash equivalents and short-term investments, beginning of period	229,109	199,121	241,279	283,268
Cash, cash equivalents and short-term investments, end of period	$232,684	$218,304	$232,684	$218,304

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended			Nine Months Ended
(In thousands)	August 31, 2016	August 31, 2015	% Change	August 31, 2016	August 31, 2015	% Change
Segment revenue:
OpenEdge	$67,534	$73,398	(8)%	$198,595	$214,775	(8)%
Data Connectivity and Integration	14,251	8,281	72%	30,852	22,669	36%
Application Development and Deployment	20,233	12,958	56%	58,170	27,392	112%
Total revenue	102,018	94,637	8%	287,617	264,836	9%
Segment costs of revenue and operating expenses:
OpenEdge	18,180	18,550	(2)%	53,539	56,529	(5)%
Data Connectivity and Integration	2,828	3,180	(11)%	8,863	9,563	(7)%
Application Development and Deployment	11,021	9,933	11%	29,555	30,169	(2)%
Total costs of revenue and operating expenses	32,029	31,663	1%	91,957	96,261	(4)%
Segment contribution:
OpenEdge	49,354	54,848	(10)%	145,056	158,246	(8)%
Data Connectivity and Integration	11,423	5,101	124%	21,989	13,106	68%
Application Development and Deployment	9,212	3,025	205%	28,615	(2,777)	1,130%
Total contribution	69,989	62,974	11%	195,660	168,575	16%
Other unallocated expenses (1)	56,383	54,380	4%	163,005	173,903	(6)%
Income (loss) from operations	13,606	8,594	58%	32,655	(5,328)	713%
Other expense, net	(1,288)	(1,165)	11%	(4,474)	(1,258)	256%
Income (loss) before provision for income taxes	$12,318	$7,429	66%	$28,181	$(6,586)	528%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization and impairment of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
License	$31,840	$44,457	$23,955	$28,787	$33,624
Maintenance	55,365	60,458	58,336	59,485	60,368
Services	7,432	7,803	7,190	7,846	8,026
Total revenue	$94,637	$112,718	$89,481	$96,118	$102,018

Revenue by Region

(In thousands)	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
North America	$49,810	$68,112	$49,065	$53,392	$58,275
EMEA	30,656	34,504	31,221	31,577	32,719
Latin America	4,621	3,617	3,693	4,389	4,667
Asia Pacific	9,550	6,485	5,502	6,760	6,357
Total revenue	$94,637	$112,718	$89,481	$96,118	$102,018

Revenue by Segment

(In thousands)	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
OpenEdge	$73,398	$81,159	$64,133	$66,928	$67,534
Data Connectivity and Integration	8,281	15,257	6,596	10,005	14,251
Application Development and Deployment	12,958	16,302	18,752	19,185	20,233
Total revenue	$94,637	$112,718	$89,481	$96,118	$102,018

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - QTD

	Three Months Ended August 31,						% Change
	2016			2015
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$102,018	$405	$102,423	$94,637	$6,086	$100,723	2%
Software licenses (1)	33,624	82	33,706	31,840	1,418	33,258	1%
Maintenance and services (1)	68,394	323	68,717	62,797	4,668	67,465	2%

TOTAL COSTS OF REVENUE	$17,189	$(4,163)	$13,026	$15,132	$(4,223)	$10,909	19%
Amortization of acquired intangibles	3,940	(3,940)	—	4,079	(4,079)	—
Stock-based compensation (2)	223	(223)	—	144	(144)	—

GROSS MARGIN %	83%		87%	84%		89%	(2)%

TOTAL OPERATING EXPENSES	$71,223	$(13,810)	$57,413	$70,911	$(12,803)	$58,108	(1)%
Amortization and impairment of acquired intangibles	8,237	(8,237)	—	3,186	(3,186)	—
Restructuring expenses	(36)	36	—	2,561	(2,561)	—
Acquisition-related expenses	53	(53)	—	662	(662)	—
Stock-based compensation (2)	5,556	(5,556)	—	6,394	(6,394)	—

INCOME (LOSS) FROM OPERATIONS	$13,606	$18,378	$31,984	$8,594	$23,112	$31,706	1%

OPERATING MARGIN	13%		31%	9%		31%	—%

TOTAL OTHER EXPENSE, NET	$(1,288)		$(1,288)	$(1,165)		$(1,165)	11%

PROVISION (BENEFIT) FOR INCOME TAXES	$4,742	$4,324	$9,066	$11,555	$(1,034)	$10,521	(14)%

NET INCOME (LOSS)	$7,576	$14,054	$21,630	$(4,126)	$24,146	$20,020	8%

DILUTED EARNINGS PER SHARE	$0.15	$0.29	$0.44	$(0.08)	$0.47	$0.39	13%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	49,135	—	49,135	50,120	784	50,904	(3)%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:
Cost of revenue	$223			$144
Sales and marketing	751			1,604
Product development	2,524			912
General and administrative	2,281			3,878
Total	$5,779			$6,538

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YTD

	Nine Months Ended August 31,						% Change
	2016			2015
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$287,617	$1,726	$289,343	$264,836	$32,193	$297,029	(3)%
Software licenses (1)	86,366	289	86,655	85,794	8,181	93,975	(8)%
Maintenance and services (1)	201,251	1,437	202,688	179,042	24,012	203,054	—%

TOTAL COSTS OF REVENUE	$49,174	$(12,417)	$36,757	$48,505	$(13,267)	$35,238	4%
Amortization of acquired intangibles	11,818	(11,818)	—	12,805	(12,805)	—
Stock-based compensation (2)	599	(599)	—	462	(462)	—

GROSS MARGIN %	83%		87%	82%		88%	(1)%

TOTAL OPERATING EXPENSES	$205,788	$(33,695)	$172,093	$221,659	$(39,804)	$181,855	(5)%
Amortization and impairment of acquired intangibles	14,607	(14,607)	—	9,559	(9,559)	—
Restructuring expenses	229	(229)	—	8,715	(8,715)	—
Acquisition-related expenses	449	(449)	—	3,180	(3,180)	—
Stock-based compensation (2)	18,410	(18,410)	—	18,350	(18,350)	—

INCOME (LOSS) FROM OPERATIONS	$32,655	$47,838	$80,493	$(5,328)	$85,264	$79,936	1%

OPERATING MARGIN	11%		28%	(2)%		27%	1%

TOTAL OTHER (EXPENSE) INCOME, NET (3)	$(4,474)		$(4,474)	$(1,258)	$266	$(992)	351%

PROVISION (BENEFIT) FOR INCOME TAXES (4)	$10,114	$14,059	$24,173	$(7,256)	$32,916	$25,660	(6)%

NET INCOME	$18,067	$33,779	$51,846	$670	$52,614	$53,284	(3)%

DILUTED EARNINGS PER SHARE	$0.36	$0.67	$1.03	$0.01	$1.03	$1.04	(1)%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	50,310	—	50,310	51,117	—	51,117	(2)%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:
Cost of revenue	$599			$462
Sales and marketing	2,792			4,328
Product development	7,600			3,476
General and administrative	8,018			10,546
Total	$19,009			$18,812
(3) In the prior year period, the adjustment to other income (expense), net relates to the termination of Progress' prior revolving credit facility in connection with entering into the new credit facility. Upon termination, the outstanding debt issuance costs related to the prior revolving credit facility were written off to other income (expense) in the GAAP statements of income.

(4) In the current period, the Company identified an error in its prior year income tax provision whereby income tax expense was overstated for the year ended November 30, 2015 related to the Company’s tax treatment of an intercompany gain. We corrected this error by recording an out of period $2.7 million tax benefit in its quarter ended May 31, 2016 financial statements. We adjusted our income tax provision to remove from non-GAAP income the positive impact of this out-of-period adjustment.

OTHER NON-GAAP FINANCIAL MEASURES - QTD

Revenue by Type

(In thousands)	Q3 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$33,624	$82	$33,706
Maintenance	60,368	323	60,691
Services	8,026	—	8,026
Total revenue	$102,018	$405	$102,423

Revenue by Region

(In thousands)	Q3 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$58,275	$353	$58,628
EMEA	32,719	43	32,762
Latin America	4,667	1	4,668
Asia Pacific	6,357	8	6,365
Total revenue	$102,018	$405	$102,423

Revenue by Segment

(In thousands)	Q3 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$67,534	$—	$67,534
Data Connectivity and Integration	14,251	—	14,251
Application Development and Deployment	20,233	405	20,638
Total revenue	$102,018	$405	$102,423

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	Q3 2016	Q3 2015	% Change
Cash flows from operations	$19,650	$19,257	2%
Purchases of property and equipment	(1,127)	(1,673)	(33)%
Capitalized software development costs	—	(279)	(100)%
Free cash flow	$18,523	$17,305	7%
Add back: restructuring payments	542	1,544	(65)%
Adjusted free cash flow	$19,065	$18,849	1%

OTHER NON-GAAP FINANCIAL MEASURES - YTD

Revenue by Type

(In thousands)	YTD 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$86,366	$289	$86,655
Maintenance	178,189	1,437	179,626
Services	23,062	—	23,062
Total revenue	$287,617	$1,726	$289,343

Revenue by Region

(In thousands)	YTD 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$160,732	$1,503	$162,235
EMEA	95,517	183	95,700
Latin America	12,749	5	12,754
Asia Pacific	18,619	35	18,654
Total revenue	$287,617	$1,726	$289,343

Revenue by Segment

(In thousands)	YTD 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$198,595	$—	$198,595
Data Connectivity and Integration	30,852	—	30,852
Application Development and Deployment	58,170	1,726	59,896
Total revenue	$287,617	$1,726	$289,343

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	YTD 2016	YTD Q3 2015	% Change
Cash flows from operations	$68,910	$77,188	(11)%
Purchases of property and equipment	(3,744)	(6,079)	(38)%
Capitalized software development costs	—	(1,661)	(100)%
Free cash flow	$65,166	$69,448	(6)%
Add back: restructuring payments	3,024	4,098	(26)%
Adjusted free cash flow	$68,190	$73,546	(7)%

Non-GAAP Bookings from Application Development and Deployment Segment

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016
GAAP revenue	$4,797	$9,636	$12,958	$16,302	$43,693	$18,752	$19,185	$20,233
Add: change in deferred revenue
Beginning balance	108	23,081	33,440	41,012	108	49,252	49,237	51,693
Ending balance	23,081	33,440	41,012	49,252	49,252	49,237	51,693	51,736
Change in deferred revenue	22,973	10,359	7,572	8,240	49,144	(15)	2,456	43
Less: acquired deferred revenue balance from Telerik	(7,915)	—	—	—	(7,915)	—	—	—
Non-GAAP bookings	$19,855	$19,995	$20,530	$24,542	$84,922	$18,737	$21,641	$20,276

SaaS Revenue (Hosted Services) from Application Development and Deployment Segment

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016
SaaS Revenue - Application Development and Deployment	$567	$713	$765	$975	$3,020	$1,071	$1,079	$1,160

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited)

Fiscal Year 2016 Non-GAAP Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2015	November 30, 2016
(In millions)		Low	% Change	High	% Change
GAAP revenue	$377.6	$410.0	9%	$413.0	9%
Acquisition-related adjustments - revenue (1)	$34.8	$2.0	(94)%	$2.0	(94)%
Non-GAAP revenue	$412.4	$412.0	—%	$415.0	1%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2016 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2016
(In millions)	Low	High
GAAP income from operations	$60.9	$62.7
GAAP operating margins	15%	15%
Acquisition-related revenue	2.0	2.0
Stock-based compensation	24.9	24.9
Amortization and impairment of intangibles	33.5	33.5
Acquisition-related expense	0.5	0.5
Restructuring expense	0.2	0.2
Total adjustments	61.1	61.1
Non-GAAP income from operations	$122.0	$123.8
Non-GAAP operating margin	30%	30%

Fiscal Year 2016 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2016
(In millions, except per share data)	Low	High
GAAP net income	$30.4	$31.4
Adjustments (from previous table)	61.1	61.1
Income tax adjustment (2)	(12.6)	(12.1)
Non-GAAP net income	$78.9	$80.4

GAAP diluted earnings per share	$0.61	$0.63
Non-GAAP diluted earnings per share	$1.57	$1.60

Diluted weighted average shares outstanding	50.1	50.1

(2) Tax adjustment is based on a non-GAAP effective tax rate of 32% for Low and High, calculated as follows:
Non-GAAP income from operations	$122.0	$123.8
Other (expense) income	(5.7)	(5.7)
Non-GAAP income from operations before income taxes	116.3	118.1
Non-GAAP net income	78.9	80.4
Tax provision	$37.4	$37.7
Non-GAAP tax rate	32%	32%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited)

Fiscal Year 2016 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2016
(In millions)	Low	High
Cash flows from operations (GAAP)	$88	$93
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$85	$90

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2016 GUIDANCE
(Unaudited)

Q4 2016 Non-GAAP Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2015	November 30, 2016
(In millions)		Low	% Change	High	% Change
GAAP revenue	$112.7	$122.3	9%	$125.3	11%
Acquisition-related adjustments - revenue (1)	$2.7	$0.3	(89)%	$0.3	(89)%
Non-GAAP revenue	$115.4	$122.6	6%	$125.6	9%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q4 2016 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2016
	Low	High
GAAP diluted earnings per share	$0.25	$0.28
Acquisition-related revenue	0.01	0.01
Stock-based compensation	0.12	0.12
Amortization of intangibles	0.14	0.14
Total adjustments	0.27	0.27
Income tax adjustment	0.03	0.03
Non-GAAP diluted earnings per share	$0.55	$0.58